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
                                                                   Exhibit 99.6

                               Ford Motor Company

                2002 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                2002 Planned             Memo: 2001 Actual
                                                ------------            --------------------
                                                   First                Second        Third
                                                  Quarter               Quarter       Quarter
                                                ----------              -------       -------
                                                   (000)                 (000)         (000)

North American Production and Imports
-------------------------------------

Car                                                395                    338         1,384

Truck                                              655                    663         2,638

   North American Production                     1,050                  1,001         4,022
                                                 -----                  -----         -----
Mexican Domestic Units                         Incl. Above           Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)         50                     93           269

   Total North America (Incl. Imports)           1,100                  1,094         4,291

Overseas Vehicle Unit Sales                        670                    669         2,664
                                                 ------                 -----         -----

Ford Worldwide                                   1,770                  1,763         6,995
                                                 =====                  =====         =====

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                           70                     36
                  - Quarter                         42                    226
                  - Year                           (28)                   (43)

                  Percentage:
                  - Issue                            0                     0
                  - Quarter                          0                     0
                  - Year                            (2)%                  (4)%

   Overseas
                  Units:
                  - Issue                            0                     0
                  - Quarter                          1                    89
                  - Year                           (29)                   42

                  Percentage:
                  - Issue                            0                     0
                  - Quarter                          0                     0
                  - Year                            (4)%                   7%

   Worldwide
                  Units:
                  - Issue                           70                    36
                  - Quarter                         43                   315
                  - Year                           (57)                   (1)

                  Percentage:
                  - Issue                            0                    0
                  - Quarter                          2%                   0
                  - Year                            (3)%                 (0)%

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                                                              Investor Relations
                                                                         1/17/02